Exhibit 21
SCHOLASTIC CORPORATION – incorporated in Delaware, USA.
SUBSIDIARY LIST – as of May 31, 2022
(Subsidiaries are indented under its direct parent)

Scholastic Inc.	New York
Scholastic Entertainment Inc.	New York
524 Films L.L.C.	Delaware
Listen Inn LLC (formerly Retroranch L.L.C.)	Delaware
Scholastic Interactive LLC	New York
Scholastic UK Group L.L.C.	Delaware
Scholastic UK Ltd.	England
Scholastic Book Clubs Limited	England
Make Believe Ideas Ltd. (95% owned)	England
Chicken House Publishing Limited	England
Scholastic Limited	England
Scholastic Book Fairs Limited	England
The Travelling Book Company Ltd.	England
Scholastic Ireland Ltd.	Ireland
Weston Woods Studios, Inc.	Delaware
Georgetown Studios, Inc.	Connecticut
Children’s Music Library, Inc.	New York
The Scholastic Store, Inc.	New York
Scholastic Distribution Services L.L.C.	Delaware
Soup2Nuts Inc.	Delaware
RetroRanch Inc. (formerly Science Court Inc.)	Delaware
Klutz	California
Scholastic Export Inc.	Delaware
Learned Realty LLC	New York
Scholastic Book Fairs, Inc.	Delaware
Southwest Book Co., Inc.	Texas
Scholastic 557 Broadway, LLC	Delaware
Scholastic Storia Inc.	Delaware
Scholastic Australia Pty. Ltd.	Australia
Scholastic Canada Ltd.	Canada
Ooka Island Inc.	Canada
Scholastic Hong Kong Ltd.	Hong Kong
Scholastic India Private Limited	India
Scholastic Mexico S. de R. L. de C.V.	Mexico
Scholastic New Zealand Ltd.	New Zealand
Scholastic Argentina S.R.L.	Argentina
Scholastic Education Information Consulting (Shanghai) Co., Ltd.	China
Scholastic International IT Support Centre Private Limited	India
Scholastic Education International (Singapore) Private Limited	Singapore
Scholastic Reading (Beijing) Culture Development Co. Ltd.	China
Scholastic (Asia) SDN. BHD	Malaysia
Grolier Incorporated	Delaware
Scholastic Library Publishing, Inc.	Delaware
Grolier International, Inc.	Delaware
Grolier International Finance Inc. (Philippines)	Philippines
Grolier (Malaysia) SDN BHD	Malaysia
Grolier International Private Limited (India)	India
Grolier Overseas Incorporated	Delaware
Caribe Grolier, Inc.	Puerto Rico